Exhibit 99.1
PRESS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACTS:	Bradley S. Powell
Senior Vice President and Chief Financial Officer
(206) 674-3412
FOR IMMEDIATE RELEASE
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EXPEDITORS ANNOUNCES SEMI-ANNUAL CASH DIVIDEND OF $0.36

SEATTLE, WASHINGTON - November 4, 2015, Expeditors International of Washington, Inc. (NASDAQ: EXPD), today announced that its Board of Directors has declared a semi-annual cash dividend of $0.36 per share, payable on December 15, 2015 to shareholders of record as of December 1, 2015.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 186 full-service offices and numerous satellite locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing distribution and customized logistics solutions.